UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2020

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2020, Hertz Global Holdings, Inc. and The Hertz Corporation (collectively, “Hertz” or the “Company”) entered into forbearances and limited waivers with certain of the Company’s corporate lenders and holders of the Company’s asset-backed vehicle debt. The forbearances and waivers, described below, provide Hertz with additional time through May 22, 2020 to engage in discussions with its key stakeholders with the goal to develop a financing strategy and structure that better reflects the economic impact of the COVID-19 global pandemic and Hertz’ ongoing operating and financing requirements.

As a result of the COVID-19 global pandemic, Hertz and its subsidiaries have experienced a rapid, sudden and dramatic negative impact on their businesses. While Hertz has taken aggressive action to eliminate costs, it faces significant ongoing operating expenses, including monthly payments under its Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1) with Hertz Vehicle Financing LLC (the “Operating Lease”), pursuant to which Hertz leases vehicles used in its United States rental car operations. As previously reported, on April 27, 2020, Hertz did not make certain payments in accordance with the Operating Lease. This caused the occurrence of an amortization event on May 1, 2020 under the terms of a series of debt instruments pursuant to which Hertz and its vehicle finance subsidiaries acquire the leased vehicles.

On May 4, 2020, Hertz, Hertz Vehicle Financing LLC (“HVF”), Hertz Vehicle Financing II LP (“HVF II”) and DTG Operations, Inc. entered into a forbearance agreement (the “Forbearance Agreement”). HVF II is a special purpose financing subsidiary that issues asset-backed notes to finance the acquisition of vehicles, which HVF then leases to Hertz pursuant to the Operating Lease. Hertz entered into the Forbearance Agreement with holders (the “VFN Noteholders”) of notes (the “Series 2013-A Notes”) issued by HVF II representing approximately 60% in aggregate principal amount of the Series 2013-A Notes. Pursuant to the Forbearance Agreement, the VFN Noteholders agreed to forbear from exercising rights to direct a liquidation of vehicles which serve as collateral supporting the Series 2013-A Notes. The agreement with the VFN Noteholders will expire on May 22, 2020 or, if sooner, the date on which Hertz fails to comply with certain agreements contained in the forbearance agreement or another amortization event occurs. As a result of the amortization event that occurred on May 1, 2020, and notwithstanding the Forbearance Agreement, proceeds of the sales of vehicles that collateralize the Series 2013-A Notes must be applied to the payment of principal and interest and will not be available to finance new vehicle acquisitions for Hertz. However, in light of the impact of the COVID-19 global pandemic on the travel industry, Hertz believes it will not need to acquire new vehicles for its fleet through the remainder of 2020.

Concurrently with entering into the Forbearance Agreement, on May 4, 2020, Hertz entered into limited waiver agreements (collectively, the “Waiver Agreements”) with certain of the lenders (the “Senior Lenders”) under its (i) senior term loan facility, (ii) letter of credit facility, (iii) alternate letter of credit facility and (iv) U.S. vehicle revolving credit facility (collectively, the “Senior Facilities”), pursuant to which the Senior Lenders agreed to (a) waive any default or event of default that could have resulted from the above referenced missed payment under the Operating Lease, (b) waive any default or event of default that has arisen as a result of Hertz’s failure to deliver its 2020 operating budget on a timely basis in accordance with the Senior Facilities and (c) extend the grace period to cure a default with respect to Hertz’s obligation to reimburse drawings that occur under letters of credit during the waiver period. The Waiver Agreements are effective across the Senior Facilities and will expire on May 22, 2020 or, if sooner, the date on which Hertz fails to comply with certain agreements contained in the Waiver Agreements, which include certain limitations on the company’s ability to make certain restricted payments, investments and prepayments of indebtedness during the waiver period and a requirement to deliver certain financial information to the Senior Lenders during the waiver period. There can be no assurances that Hertz will be able to successfully negotiate any further forbearance or waivers extending relief past May 22, 2020.

The foregoing descriptions of the Forbearance Agreement and Waiver Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Forbearance Agreement or Waiver Agreements, as applicable, copies of which are filed in Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this current report on Form 8-K and are incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 regarding the Forbearance Agreement and Waiver Agreements is incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE.

In light of the magnitude of the effort that has already been undertaken and will continue to be necessary from critical employees to operate with reduced resources, the Company restored the base salaries of those employees who had voluntarily reduced their salaries as a proactive measure to reduce costs in response to COVID-19’s impact on travel demand, as initially reported in the Company’s Current Report on Form 8-K furnished on March 26, 2020. Effective May 11, 2020, the base salaries of senior leaders will be restored to pre-voluntary reduction levels except that the Company’s Chief Executive Officer, Kathryn V. Marinello, who had previously voluntarily forgone her entire base salary, has voluntarily agreed to a 10% salary reduction going forward.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 EXHIBITS.

(d) Exhibits

Exhibit Number	Title
10.1	Forbearance Agreement, dated as of May 4, 2020, by and among The Hertz Corporation, a Delaware corporation, Hertz Vehicle Financing LLC, Hertz Vehicle Financing II LP, a Delaware special purpose limited partnership, whose general partner is HVF II GP Corp., a Delaware special purpose corporation, and whose limited partner is Hertz, DTG Operations, Inc., an Oklahoma corporation, Deutsche Bank AG, New York Branch, as administrative agent, and the several financial institutions that serve as committed note purchasers, the several commercial paper conduits, and certain funding agents for the investor groups, in each case, party thereto.
10.2	Limited Waiver, Forbearance and Fourth Amendment, dated as of May 4, 2020, in connection with that certain Credit Agreement, dated as of June 30, 2016 (as amended by the First Amendment, dated as of February 3 2017, the Second Amendment, dated as of February 15, 2017, and the Third Amendment, dated as of November 2, 2017, by and among The Hertz Corporation, the other loan parties party thereto, the several banks and other financial institutions parties thereto as lenders and administrative agent.
10.3	Limited Waiver, Forbearance and First Amendment, dated as of May 4, 2020, in connection with that certain Credit Agreement, dated as of December 13, 2019, by and among The Hertz Corporation, the other loan parties party thereto, the several banks and other financial institutions parties thereto as lenders, the issuing lender and administrative agent.
10.4	Limited Waiver, Forbearance and First Amendment, dated as of May 4, 2020, in connection with that certain Letter of Credit Agreement, dated as of November 2, 2017, by and among The Hertz Corporation, the other credit parties party thereto, the several banks and other financial institutions parties thereto as lenders and administrative agent.
10.5	Limited Waiver and First Amendment, dated as of May 4, 2020, in connection with that certain Credit Agreement, dated as of June 30, 2016, by and among The Hertz Corporation, the other loan parties party thereto, the several banks and other financial institutions parties thereto as lenders and administrative agent.
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL
104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws, including statements related to our liquidity and fleet financing expectations and the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ JAMERE JACKSON
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

Date:  May 5, 2020